UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2013

SILVER HORN MINING LTD.
(Exact name of registrant as specified in its charter)

Delaware	000-25097	65-0783722
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

 9446 Dunloggin Road
Ellicott City, MD 21042
 (Address of principal executive offices) (zip code)

(443) 742-2134
(Registrant's telephone number, including area code)

 3346 W. Guadalupe Road
Apache Junction, Arizona 85120
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2013, Silver Horn Mining Ltd. (the “Company”) entered into an agreement to cancel 34,500,000 restricted shares of its common stock, $0.0001 par value per share, held by former director and sole officer Daniel Bleak, pursuant to the terms of a cancellation and recapitalization agreement (the “Cancellation and Recapitalization Agreement”) by and between the Company and Mr. Bleak.

On November 8, 2013, the Company entered into a debt forgiveness agreement (the “Bond Debt Forgiveness Agreement”) with Bond Media Group, Inc. (“Bond”), pursuant to which Bond forgave $196,620 owed to it pursuant to outstanding invoices and all other debt incurred by the Company from January 1, 2011 through the November 8, 2013.  Also on November 8, 2013, the Company entered into a debt forgiveness agreement (the “MJI Debt Forgiveness Agreement”) with MJI Resource Management (“MJI”), pursuant to which MJI forgave (i) $1,264,253 owed to it pursuant to outstanding invoices less $175,000 and (ii) all other debt incurred by the Company from January 1, 2011 through the November 8, 2013.  The Company agreed to pay MJI $175,000 upon the closing of any future purchase of all or substantially all of the assets of a privately held or public operating company and simultaneous capital raising transaction (the “Financing”) as (i) a cash payment, (ii) conversion into the applicable dollar amount of securities issued by the Company in the Financing upon the same terms provided to the other investors in the Financing or (iii) a combination of (i) and (ii). John Eckersley, a former director, is also a director of MJI. At the current time, the Company has not entered into any definitive agreements in connection with a Financing.

The foregoing descriptions of the Cancellation and Recapitalization Agreement, the Bond Debt Forgiveness Agreement and the MJI Debt Forgiveness Agreement do not purport to be complete and are qualified in their entirety by reference to the complete text of the Cancellation and Recapitalization Agreement, the Bond Debt Forgiveness Agreement and the MJI Debt Forgiveness Agreement, filed as Exhibits 10.1, 10.2 and 10.3, respectively hereto and which are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

 The description of the MJI Debt Forgiveness Agreement set forth in Item 1.01 is incorporated into this Item 2.03 in its entirety.

Item 3.02 Unregistered Sales of Equity Securities.

On November 8, 2013, the Company entered into note amendment agreements (the "Note Amendment Agreements") with certain investors pursuant to which the parties agreed to change the conversion price of $243,382.00 convertible notes to $0.03 per share from $0.05 per share.  Also on November 8, 2013, the Company issued an aggregate of 8,112,733 shares of common stock in connection with the conversion of each of the amended notes at the new conversion price.  The foregoing description of the Note Amendment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Note Amendment filed as Exhibit 10.4 and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 8, 2013, Daniel Bleak resigned from all of his positions with the Company, including director, President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman of the board of directors, and John Eckersley and Joe Wilkins, Jr. resigned from the board of directors of the Company.  Mr. Bleak, Mr. Eckersley and Mr. Wilkins did not resign due to any disagreement with the Company or its management regarding any matters relating to the Company's operations, policies or practices.

On November 8, 2013, Mohit Bhansali and Andrew Uribe were appointed to the board of directors of Silver Horn Mining Ltd. (the “Company”) and Andrew Uribe was appointed as the Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company to fill the vacancies caused by the resignations of Mr. Bleak, Mr. Eckersley and Mr. Wilkins.

Mr. Bhansali, 38, has served as a director of Spiral Energy Tech., Inc. (formerly Solid Solar Energy, Inc.) since December 26, 2011 and as its President and Secretary since December 27, 2011.  Mr. Bhansali served as the Chief Executive Officer, Chief Financial Officer and Treasurer of Spiral Energy Tech., Inc. from December 26, 2011 through April 25, 2013.  Mr. Bhansali has served as the President and a director of Northern Wind Energy Corp. (formerly Icarus Wind Energy, Inc.) since December 26, 2011 and as the Secretary of Northern Wind Energy Corp. since December 27, 2011.  He served as the Chief Executive Officer, Chief Financial Officer and Treasurer of Northern Wind Energy Corp. from December 26, 2011 through October 15, 2013.  He has served as the Chief Operating Officer of Equity Stock Transfer since November 11, 2011, as a partner of Deadbeat Records LLC since 2010, as a securities specialist at Sichenzia Friedman Ference LLP from 2009 through 2011 and as a securities specialist at Haynes and Boone, LLP from 2006 through 2009.  Mr. Bhansali’s qualifications to serve on the board include his entrepreneurial experience and his knowledge of capital markets.

Mr. Bhansali has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bhansali and any other person pursuant to which he was appointed as an officer of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Bhansali has, or will have, a direct or indirect material interest.

Mr. Uribe, 55, has served as the President of the Calima Group LLC since September 1999. Mr. Uribe served as the sole officer and director of Marathon Patent Group, Inc. (formerly American Strategic Minerals Corporation) from December 29, 2011 through January 26, 2012.   Mr. Uribe served as president and director of Emy’s Salsa AJI Distribution Company, Inc. from July 2006 to December 2008 and the sole director of Spiral Energy Tech., Inc. and Northern Wind Energy Corp from 2008 through 2011.

Mr. Uribe has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Uribe and any other person pursuant to which he was appointed as an officer of the Company.  There have been no related party transactions in the past two years in which the Company or any of its subsidiaries was or is to be a party, in which Mr. Uribe has, or will have, a direct or indirect material interest.

On November 8, 2013, the Company entered into an indemnification agreement (the “Indemnification Agreement”) with each of Mr. Bhansali and Mr. Uribe that provides, among other things, for the indemnification to the fullest extent permitted or required by Delaware law, provided however, that they shall not be entitled to indemnification in connection with (i) any “claim” (as such term is defined in the agreement) initiated by him against the Company or the Company’s directors or officers unless the Company joins or consent to the initiation of such claim, or (ii) the purchase and sale of securities by him in in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.  The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Form of Indemnification Agreement filed as Exhibit 10.5 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 8, 2013, a majority of the voting capital stock of the Company took action by written consent pursuant to Section Section 228(a) of the General Corporation Law of the State of Delaware to appoint Mr. Bhansali and Mr. Uribe to the Company’s board of directors.

Item 9.01	Financial Statements and Exhibits

            (d)           Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No .	Description

10.1	Recapitalization and Cancellation Agreement by and between Silver Horn Mining Ltd. and Daniel Bleak, dated November 8, 2013

10.2	Debt Forgiveness Agreement by and between Silver Horn Mining Ltd. and Bond Media Group, Inc., dated November 8, 2013

10.3	Debt Forgiveness Agreement by and between Silver Horn Mining Ltd. and MJI Resource Management, dated November 8, 2013

10.4	Form of Note Amendment

10.5	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  November 15, 2013

SILVER HORN MINING LTD.

By:	/s/ Andrew Uribe
Name: Andrew Uribe
Title: Chief Executive Officer